UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): April 25, 2019

Scholar Rock Holding Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38501	82-3750435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

620 Memorial Drive, 2nd Floor, Cambridge, MA 02139
(Address of Principal Executive Offices) (Zip Code)

(857) 259-3860
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ X ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2019, the Board of Directors (the “Board”) of Scholar Rock Holding Corporation (the “Company”), upon the recommendation of its Nominating and Corporate Governance Committee, appointed Akshay Vaishnaw, M.D., Ph.D. to join the Board, effective immediately following the Company’s next annual meeting of stockholders scheduled for May 21, 2019 (the “2019 Annual Meeting”). The Board determined that Dr. Vaishnaw is independent under the listing standards of NASDAQ and the Company’s corporate governance guidelines. Dr. Vaishnaw will serve as a Class III director with a term expiring at the annual meeting of stockholders to be held in 2021. Dr. Vaishnaw was also appointed to serve as a member of the Board’s Nominating and Corporate Governance Committee and the Science, Innovation and Technology Committee.

Dr. Vaishnaw has served on the Company’s Scientific Advisory Board (“SAB”) since May 2014 and will continue to serve on the SAB pursuant to an Agreement for Member of Scientific Advisory Board (the “SAB Agreement”) between the Company and Dr. Vaishnaw, dated May 23, 2014, as amended from time to time. In connection with Dr. Vaishnaw’s appointment to the Company’s Board, the SAB Agreement will be further amended to provide that Dr. Vaishnaw will no longer receive compensation for his service as a member of the SAB, and that the vesting of all equity awards previously granted to Dr. Vaishnaw in connection with his service on the SAB will be accelerated, such that all such equity awards will become fully vested following the 2019 Annual Meeting.

As a non-employee director, Dr. Vaishnaw will receive cash compensation and an equity award for his Board service in accordance with the Company’s non-employee director compensation policy (the “Policy”), as amended from time to time. Dr. Vaishnaw is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Dr. Vaishnaw and any other persons pursuant to which he was selected as a director. In addition, Dr. Vaishnaw will enter into an indemnification agreement with the Company consistent with the form of the existing indemnification agreement entered into between the Company and its non-employee directors.

Timothy A. Springer, Ph.D., is a member of the Board and serves as a Class I director. Dr. Springer will continue to serve as a member of the Board until the expiration of his term at the 2019 Annual Meeting and will not stand for re-election upon completion of his term. Dr. Springer’s departure is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Following the expiration of his Board term, Dr. Springer will transition to a scientific advisory role with the Company.

Following the 2019 Annual Meeting, the Company’s Nominating and Corporate Governance Committee will consist of David Hallal (Chair), Jeffrey S. Flier and Dr. Vaishnaw, and the Company’s Science, Innovation and Technology Committee will consist of Dr. Flier (Chair), Michael Gilman and Dr. Vaishnaw.

On April 30, 2019, the Company issued a press release announcing the changes to the composition of its Board of Directors, effective upon the conclusion of the 2019 Annual Meeting. A copy of this press release is furnished as Exhibit 99.1 to this report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release issued by the Company on April 30, 2019, furnished hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Scholar Rock Holding Corporation

Date: April 30, 2019	By:	/s/ Junlin Ho
Junlin Ho
VP, Head of Corporate Legal